EXHIBIT 2 — Certificates — Section 906 of Sarbanes-Oxley Act of 2002
In connection with the quarterly report of Canadian Imperial Bank of Commerce (the “Bank”) for the period ended July 31, 2010, as filed under cover of a Form 6-K with the Securities and Exchange Commission on the date hereof (the “Report”), I, GERALD T. MCCAUGHEY, President & Chief Executive Officer of the Bank, certify that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ Gerald T. McCaughey
Gerald T. McCaughey
President & Chief Executive Officer
Date: August 25, 2010
In connection with the quarterly report of Canadian Imperial Bank of Commerce (the “Bank”) for the period ended July 31, 2010, as filed under cover of a Form 6-K with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. DAVID WILLIAMSON, Senior Executive Vice President & Chief Financial Officer of the Bank, certify that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ J. David Williamson
J. David Williamson
Senior Executive Vice President & Chief Financial Officer
Date: August 25, 2010